UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 25, 2013
(Date of earliest event reported)

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-53181 (Commission File Number)	02-0774841 (IRS Employer Identification No.)
of incorporation)

319 S. Sheridan Blvd.
Lakewood, Colorado 80226

(Address of principal executive offices) (Zip Code)

(303) 209-8600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer
On July 26, 2013, Douglas Crichfield retired from his positions as President, Chief Executive Officer and Board member of both Solera National Bancorp, Inc. (the “Company”) and its bank, Solera National Bank. In connection with his retirement, the Company and Mr. Crichfield are negotiating a Retirement and Separation Agreement, the terms of which will be reported in an amendment to this Report when and if agreed upon and executed.

The Company issued a press release in connection with Mr. Crichfield's retirement, a copy of which is furnished as Exhibit 99.1 to this Current Report.

Appointment of Interim Chief Executive Officer

Effective on July 26, 2013, the Board appointed Ray L. Nash to serve as the Company's Interim Chief Executive Officer and President while the Company searches for a permanent replacement. Mr. Nash will also continue to serve as a member of the Board, but in connection with his appointment as Interim Chief Executive Officer and President, Mr. Nash has discontinued his service as a member of the Company's audit committee as a matter of maintaining sound corporate governance.

Mr. Nash has been a director of the Company since its inception in 2006. From its founding in 1989 to 2000, Mr. Nash served as Chief Financial Officer of Vectra Bank Colorado based in Denver, Colorado.  During this time, he participated in all aspects of the bank's strategic planning and managed several private and public offerings of stock.  Mr. Nash also managed the bank's investment portfolio, which totaled over $300 million at its peak, and managed the acquisition of numerous banks and the evaluation of many more acquisition candidates.  Mr. Nash managed all SEC reporting, investor relations, human resources, finance and accounting, purchasing and facilities.  Additionally, he was the primary liaison with all banking regulators.  Along with the CEO, Mr. Nash successfully negotiated and completed the sale of Vectra Bank to Zions Bancorp in 1998.  Mr. Nash continued to be CFO of Vectra Bank after the sale until his retirement in 2000.  Prior to joining Vectra, Mr. Nash spent six years as the Controller of the WestAmerica Mortgage Company where he managed all accounting functions.  Prior to joining WestAmerica, Mr. Nash worked for nine years with Deloitte Haskins and Sells, at the time, one of the big eight international accounting firms.  Mr. Nash currently maintains his CPA license.  He holds a BS in Accounting from the University of Utah and he completed the three-year curriculum at the Mortgage Bankers Association of America's School of Mortgage Banking in 1987.  Since retiring from banking in 2000, Mr. Nash has managed personal and family investments and dedicated considerable time to volunteer activities.  In 2007, Mr. Nash founded Nash Family LLC, a land development business, where he currently serves as CEO.
Mr. Nash will receive $3,846 weekly salary and participation in standard employee benefits for his service as Interim Chief Executive Officer.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amended and Restated Bylaws

On July 25, 2013, the Company amended and restated its existing Amended and Restated Bylaws dated June 17, 2010 (the “Previous Bylaws”). The Amended and Restated Bylaws described in, and attached to, this report are hereby referred to as the "New Bylaws".
The primary changes being implemented by the New Bylaws include, among others, the following:

•
Article II, Section 5 provides that special meetings of the Company's stockholders can be called only by the Company's Board of Directors or by holders of 33⅓% or more of the outstanding shares of the Company in consultation with the Company's Board of Directors, whereas the Previous Bylaws provided that special meetings of the stockholders could be called by (i) the chairman of the board, or (ii) the president and (b) shall be called by any stockholder at the request in writing of (i) a majority of the board of directors, or (ii) by the holders of ten percent or more of the outstanding shares of stock of the corporation.

In addition, the New Bylaws provide that a special meeting requested by stockholders shall be held at such date, time and place as may be fixed by the Board of Directors, although the date of any such special meeting cannot be more than 90 days after the request to call the special meeting is received by the Company. Finally, notwithstanding the foregoing, a special meeting requested by stockholders will not be held if the Company's Board has called or calls for an annual meeting of the stockholders to be held within 90 days after the receipt of the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among other matters properly brought before the annual meeting) the business that would have been conducted at such special meeting.

•
Article II, Section 12 provides that stockholders seeking to bring business before a special or annual meeting of stockholders, or to nominate candidates for election as directors at a special or annual meeting of stockholders, must abide by certain form, content and timing requirements, including advance notice to be delivered to the Company not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting, or 90 days prior to the date of a special meeting, subject to certain conditions. Section 12 also requires the stockholder (or group of stockholders acting in concert) to provide various information regarding such person's or group's stock ownership amounts in the Company and to provide sufficient description and information regarding their business proposal(s) and/or director nominees. The Previous Bylaws required stockholders to give 15 day advance notice of the meeting date in order to nominate a candidate for the Board of Directors, and in connection with a special meeting of the stockholders, seven business day advance notice.

•
Article VI, Section 6 of the Previous Bylaws, which set forth provisions regarding certificates of stock, contained a provision regarding the setting of the record date for determining stockholders entitled to notice of a stockholder meeting. As this section was inadvertently misplaced, it has been struck from Article VI and moved to Section 13 of Article II which sets forth the rules concerning stockholder meetings. In addition, the provision was rewritten and expanded to better reflect Delaware law.

The foregoing description of the New Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2(ii) to this report and is incorporated herein by reference.

The Company issued a press release in connection with the Amended and Restated Bylaws, a copy of which is furnished as Exhibit 99.2 to this Current Report.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

	Exhibit No.	Description
	3.2(ii)	Amended and Restated Bylaws dated July 25, 2013
	99.1	Press Release dated July 30, 2013
	99.2	Press Release dated July 31, 2013

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated: July 31, 2013
	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer